EXHIBIT 10.27

NVIDIA Corporation
Restricted Stock Unit Grant Notice
Amended & Restated 2007 Equity Incentive Plan

NVIDIA Corporation (the “Company”), pursuant to its Amended & Restated 2007 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award for the number of shares of the Company’s Common Stock set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Grant Notice, and in the Plan and the Restricted Stock Unit Agreement, the latter two being incorporated by reference herein. In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Agreement will control. Capitalized terms not otherwise defined in this Restricted Stock Unit Grant Notice or the Restricted Stock Unit Agreement (collectively, the “Agreement”) will have the meanings set forth in the Plan.
Participant:
Date of Grant:
Vesting Commencement Date:
Number of RSUs/Shares Subject to Award:

Vesting Schedule:
This Award will vest as to 50% of the Restricted Stock Units (“RSUs”) on the third Wednesday of November of the year of grant and as to the remaining 50% on the third Wednesday of May of the year following the year of grant, subject to Participant’s Continuous Service through such vesting date. However, this Award will become fully vested prior to such date on the Participant’s “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definitions therein, a “Separation from Service”) by reason of death. If the Award is not vested as of the Participant’s Separation from Service for any other reason, it will immediately expire.

Issuance Schedule:
Except as provided in Section 6 of the Agreement, the Company will issue and deliver one (1) share of Common Stock for each RSU that has vested under this Award on the date of vesting, but in all cases within the period necessary for compliance with Treasury Regulation Section 1.409A-1(b)(4).

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, the Agreement and the Plan. Participant further acknowledges that as of the Date of Grant (specified above), the Agreement sets forth the entire understanding between Participant and the Company regarding this Award, which is granted as a result of the Company’s [_____] Compensation Program for Non-Employee Directors and pursuant to the Participant’s [_____] Election Form thereunder, and supersede all prior oral and written agreements on that subject with the exception of the following agreements, if any:
OTHER AGREEMENTS:

NVIDIA CORPORATION                    PARTICIPANT:
By:                                                                         Signature                            Signature
Title:                                 Date:
Date:

ATTACHMENTS:	Restricted Stock Unit Agreement

Attachment I

NVIDIA Corporation
Amended & Restated 2007 Equity Incentive Plan
Restricted Stock Unit Agreement
Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement (collectively, the “Agreement”), NVIDIA Corporation (the “Company”) has awarded you a Restricted Stock Unit Award (the “Award”) under its Amended & Restated 2007 Equity Incentive Plan (the “Plan”).
1.Grant of the Award. The Award represents the right to be issued on a future date one share of Common Stock for each Restricted Stock Unit that vests under this Award, subject to the terms and conditions provided in this Agreement and in the Plan. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of RSUs subject to the Award. Except as otherwise provided in this Agreement, you will not be required to make any payment to the Company (other than past and future services to the Company or an Affiliate) with respect to your receipt of the Award, the vesting of the RSUs or the delivery of the underlying Common Stock.

2.Vesting. Subject to the limitations contained in this Agreement, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service (subject to any acceleration provided for in the Agreement or the Plan). On the termination of your Continuous Service, the RSUs credited to the Account that were not vested on the date of such termination will be forfeited and returned to the Company at no cost to the Company and you will have no further right, title or interest in or to such RSUs or the underlying shares of Common Stock.

3.Number of Shares.
(a)The number of RSUs (and the related shares of Common Stock) subject to your Award will be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

(b)Any RSUs, shares, cash or other property that becomes subject to the Award as a result of a Capitalization Adjustment, if any, will be subject to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other shares covered by your Award.

(c)No fractional shares or rights for fractional shares of Common Stock will be created by this Section 3. The Board will round down, to the nearest whole share or whole unit of rights, any fractional shares or rights for fractional shares.

4.Securities Law Compliance. You will not be issued any shares under your Award unless either (a) the shares are registered under the Securities Act; or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.Limitations on Transfer. Your Award is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Common Stock subject to the Award until the shares are issued to you. After the shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions in this Agreement and applicable securities laws. If permitted by the Board, you may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of Common Stock to which you were entitled at the time of your death pursuant to this Agreement.

6.Date of Issuance. In the event that one or more RSUs vests, the Company will issue to you one (1) share of Common Stock for each vested RSU on the applicable vesting date, but in all cases not later than the date necessary for compliance with Treasury Regulation Section 1.409A-1(b)(4).

7.Dividends. You will receive no benefit or adjustment to your Award and any unissued shares thereunder with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment. Following the date of vesting, in the event of any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment, no cash, stock or other property related to such dividend or distribution will be issuable in respect of your vested RSUs.

8.Restrictive Legends. The shares issued under your Award will be endorsed with appropriate legends if determined by the Company that legends are required under applicable law or otherwise.

9.Award not a Service Contract.
(a)Your Continuous Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice.  Nothing in this Agreement (including, but not limited to, the vesting of your Award pursuant to the schedule set forth in Section 2 in this Agreement or the issuance of the shares subject to your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan will:  (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company or an Affiliate of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b)By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award is earned only through Continuous Service (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”).  You further acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth in this Agreement or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an Employee, Director or Consultant for the term of this Agreement, for any period, or at all, and will not interfere in any way with your right or the Company’s or an Affiliate’s right to terminate your Continuous Service at any time, with or without cause and with or without notice.

10.Withholding Obligations. On or before the time you receive a distribution of the cash, shares or other property subject to your Award, or at any time thereafter as reasonably requested by the Company in compliance with applicable law, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Award (the “Withholding Taxes”). Without limiting the foregoing, the Company or an Affiliate, or their respective agents, may, in their sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) permitting you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered under the Award to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates, including a commitment pursuant to a previously established

Company-approved 10b5-1 plan, and/or (iv) if approved by the Board in a manner that complies with applicable laws, withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued to pursuant to Section 6) equal to the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income. Unless the Withholding Taxes obligations of the Company and/or any Affiliate are satisfied, the Company will have no obligation to deliver to you any Common Stock.

11.Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

12.Other Documents. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time and understand that this policy applies to shares received under this Award.

13.Notices; Electronic Delivery. Any notices provided for in your Award or the Plan will be given in writing and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents and transmit or require you to transmit notices related to participation in the Plan and this Award by electronic means. You hereby consent to receive such documents and notices, and to give such notices, by electronic delivery and to participate in the Plan through the on-line or electronic system established and maintained by the Company or another third party designated by the Company from time to time.

14.Miscellaneous.
(a)The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d)This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15.Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.

16.Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17.Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

18.Choice of Law. The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of Delaware without regard to such state’s conflicts of laws rules.

19.Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided in this Agreement.

20.Compliance with Section 409A of the Code. This Award is intended to comply with U.S. Treasury Regulation Section 1.409A-1(b)(4) and thus to not be treated as “deferred compensation”, and will be construed and administered in such a manner, and any ambiguous or missing terms that may otherwise be supplied from and/or defined under Code Section 409A in a manner that fulfills such intention hereby incorporated by reference. Each installment of RSUs that vests hereunder is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2). If you are a “specified employee” (as determined under Code Section 409A) on your Separation from Service, then the issuance of any shares, cash or other property that would otherwise be made on the date of your Separation from Service (or within the first six months thereafter as a result of your Separation from Service) will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the earlier of (i) the date that is six months and one day after the date of the Separation from Service or (ii) the date of your death, but if and only if such delay in the issuance is necessary to avoid the imposition of taxation on you in respect of the shares, cash or property under Code Section 409A.

21.No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by accepting this Award, you have agreed that you have done so or knowingly and voluntarily declined to do so.